UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2018 (May 22, 2018)

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	On May 22, 2018, Hertz Global Holdings, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”).

(b)	The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.
(i) The following directors were elected at the Annual Meeting and the voting for each director was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
David Barnes	62,587,710	1,640,953	22,715	9,088,333
SungHwan Cho	59,612,895	4,582,855	55,628	9,088,333
Vincent Intrieri	57,304,704	6,890,682	55,992	9,088,333
Henry Keizer	62,197,013	2,032,595	21,770	9,088,333
Kathryn Marinello	61,406,096	2,824,039	21,243	9,088,333
Anindita Mukherjee	63,620,602	575,445	55,331	9,088,333
Daniel Ninivaggi	60,449,883	3,779,477	22,018	9,088,333

(ii)  The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the year 2018 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
72,349,426	847,500	142,785	0

(iii) The named executive officers’ compensation was approved on an advisory basis by the following vote:

For	Against	Abstain	Broker Non-Votes
62,958,281	1,161,336	131,761	9,088,333

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
(Registrant)

By:	/s/ Richard J. Frecker
Name:	Richard J. Frecker
Title:	Executive Vice President, General Counsel and Secretary
Date:  May 23, 2018